090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske	20150414350-35
Secretary of State	Filing Date and Time: 09/18/2015 11:00 AM
State of Nevada	Entity Number: E0066412011-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
E-World USA Holding, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
The curent number of authorized shares is 100,000,000, consisiting of 85,000,000 shares of common stock, $.001 par value per share, and 15,000,000 shares of preferred stock, $.001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
The number of authorized shares shall be 200,000,000, par value $.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
None: The reverse split reflected in the 1/20/2015 filing is rescinded, void ab initio as a matter of law, and all shareholders continue to own the same number of shares owned prior to the now rescinded reverse split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
None

7. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ______________________ CEO
Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.